EXHIBIT 21.1
SUBSIDIARIES OF PROASSURANCE CORPORATION
PRA Professional Liability Group, Inc. (Delaware)
ProAssurance Indemnity Company, Inc. (Alabama)
ProAssurance Casualty Company (Michigan)
ProAssurance Specialty Insurance Company, Inc. (Alabama)
ProAssurance General Insurance Company, Ltd. (Bermuda)
Podiatry Insurance Company of America (Illinois)
PICA Management Resources, Inc. (Tennessee)
PACO Assurance Company, Inc. (Illinois)
ProAssurance Mid-Continent Underwriters, Inc. (Texas)
IAO, Inc. (Alabama)
PRA Group Holdings, Inc. (Delaware)
PRA Services Corporation (Michigan)
American Insurance Management Corporation (Indiana)
American Medical Insurance Exchange (Indiana)
Index Managers, Inc. (Nevada)
Medmarc Casualty Insurance Company (Vermont)
Hamilton Resources Corporation (Delaware)
Noetic Specialty Insurance Company (Vermont)
PRACCL, Ltd. (United Kingdom)
PRA Corporate Capital, Ltd. (United Kingdom)
PA Merger Company (Pennsylvania)
ProAssurance Group Services Corporation (Alabama)
American Physicians Service Group, Inc. (Texas)
Dale Partners, Ltd. (United Kingdom)